EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185744 on Form S-8 of our report dated March 21, 2013,  relating to the 2012 financial statements of JAVELIN Mortgage Investment Corp. appearing in this Annual Report on Form 10-K of JAVELIN Mortgage Investment Corp. for the period ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
 Certified Public Accountants

Miami, Florida
March 21, 2013